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                                        AG SERVICES OF AMERICA, INC.

                                                EXHIBIT 11.1
                                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                                                                  Year Ended   Year Ended
                                                    Year Ended February 28,      February 29, February 28,
                                               --------------------------------  ------------ ------------
                                                 1999       1998       1997          1995         1994
                                               --------    -------   ---------    ----------  -----------
 Computation of weighted average
   number of basic shares:
 Basic:
  Common shares outstanding at beginning
   of the period                               5,177,154  5,135,719   3,611,350    3,482,634   3,469,534
  Weighted average number of shares issued
   during the period                              26,822     19,467      15,368       55,969       8,610
  Weighted average common shares issued due
    to conversion of the 7% convertible
    subordinated debenture                            --         --     952,002           --          --
                                              ---------- ----------   ----------   ----------  ---------
 Weighted average shares outstanding (basic)   5,203,976  5,155,186   4,578,720    3,538,603   3,478,144
                                              ========== ==========  ===========   ==========  =========

 Net income                                   $6,493,316 $5,181,253  $4,345,815   $3,133,240  $2,402,078
                                              ========== ==========  ===========  =========== ==========

 Basic earnings per share                          $1.25      $1.01       $0.95        $0.89       $0.69
                                              ========== ==========  ===========  =========== ==========

 Diluted:
  Common shares outstanding at beginning
   of the period                               5,177,154  5,135,719   3,611,350    3,482,634   3,469,534
  Common shares issued due to conversion
    of the 7% convertible subordinated
    debentures this period                            --         --   1,487,669           --          --
  Weighted average number of shares issued
   during the period                              26,822     19,467      15,368       55,969       8,610
  Weighted average of potential dilutive shares
   computed using the treasury stock method
   using the average market price:
       Options (A)                               226,805    269,791     237,870      145,758     137,283
       Warrants                                       --         --          --       24,978      43,237
  Assumed conversion of $13.8 million 7%
   convertible subordinated debentures (B)            --         --          --    1,491,892   1,491,892
                                              ---------- ----------   ----------   ---------- ----------
 Weighted average number of shares (diluted)   5,430,781  5,424,977   5,352,257    5,201,231   5,150,556
                                              ========== ==========   ==========   ========== ==========

 Net income                                   $6,493,316 $5,181,253  $4,345,815   $3,133,240  $2,402,078
  Add:   Interest on $13.8 million 7%
         convertible subordinated debentures,
         net of income tax effect                     --         --     153,184      616,695     616,695
         Amortization of debt issuance costs,
         net of income tax effect                     --         --      13,781       55,158      55,158
                                              ---------- ----------  -----------  ----------  ----------
 Total                                        $6,493,316 $5,181,253  $4,512,780   $3,805,093  $3,073,931
                                              ========== ==========  ===========  ==========  ==========

 Diluted earnings per share                        $1.20      $0.96       $0.84        $0.73       $0.60
                                              ========== ==========  ==========   ==========  ==========

 (A)  Some of the stock options have not been included because they are antidilutive.

 (B)  Assumed conversion at the date of issuance on April 23, 1993.
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